EXHIBIT 10.43

Letter to Executive Officers and District Managers

other than Mr. Nelson

[EMJ Letterhead]

[Date]

________________________

________________________

________________________

________________________

Re:	Transfer Restriction Agreement

Dear                             :

This agreement (the “Agreement”) sets forth certain restrictions upon the transfer of all shares of common stock of Earle M. Jorgensen Company (“EMJ”) beneficially owned by you, including, without limitation, shares of common stock owned directly, or indirectly through the EMJ stock bonus plan, including shares contributed to the stock bonus plan as part of the special contribution, and shares of common stock received upon exercise of stock options (the “Securities”). The restrictions contained in this letter agreement will be imposed in connection and upon the consummation of an initial public offering (the “IPO”) of shares of common stock of EMJ. Notwithstanding the foregoing, any Securities purchased by you in the open market after consummation of the merger and financial restructuring and the IPO will not be subject to this Agreement.

The transfer restrictions set forth herein are in consideration of the adjustment of the exercise price and number of shares subject to your stock options and the conversion of your options from options to purchase shares of common stock of Earle M. Jorgensen Holding Company, Inc. (“Holding”) into options to purchase shares of common stock of EMJ.

In addition to the restrictions set forth in any lock-up agreement to which you are a party or any other restrictions required by law, including Rules 144 and 145 promulgated under the Securities Act of 1933, as amended effective as of the closing of the merger and financial restructuring and the IPO, you agree not to (i) offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, the Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or (ii) publicly disclose the intention to make any such offer sale, pledge or disposition or to enter into any such transaction, swap or other arrangement, except as described below.

The restrictions will not prohibit you from transferring the Securities or such other securities to any trust, corporation, limited liability company or limited partnership in connection with any bona fide estate planning transaction, provided that any Securities or other securities transferred in such a transaction shall remain subject to the restrictions as though the transfer had not taken place, and you and any such transferee will be liable to EMJ for any loss, damages or claims arising from a breach of these restrictions.

The restrictions set forth above will lapse with respect to 25% of the Securities owned by you upon the six-month anniversary of the closing of the IPO. Thereafter, the restrictions set forth above shall lapse with respect to an additional 25% of the Securities owned by you after each successive six-month period. Consequently, the restrictions will have lapsed with respect to all of the Securities on the second anniversary of the closing of the IPO. In the event that you acquire additional Securities while the restrictions are in effect, other than in open market transactions, such Securities shall be subject to the restrictions, and the number of Securities that you may transfer shall be determined by adding up all of the Securities owned or acquired by you since the commencement of this Agreement and applying the applicable percentage to the total. All transfers of Securities other than estate planning transfers and transfers of Securities acquired in the open market shall count against the limit on permitted transfers. These restrictions will not be affected by your employment status with EMJ and shall apply notwithstanding any termination of employment.

This Agreement shall be binding on you and your heirs, beneficiaries, personal representatives and assigns. This Agreement shall lapse and become null and void on March 31, 2005 if the IPO shall not have closed on or prior to such date.

Please sign and return a copy of this letter to me by                          , 2005.

Sincerely,

EARLE M. JORGENSEN COMPANY

By:
Name:
Title:

ACCEPTED AND AGREED TO
this day of , 2005

[Signature Page To Transfer Restriction Agreement]